Exhibit 2.2

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FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This is the First Amendment (the “First Amendment”) to that certain Agreement and Plan of Merger dated as of June 20, 2016 (the “Merger Agreement”) by and among Communications Sales & Leasing, Inc., CSL Fiber Holdings LLC, Thor Merger Sub Inc., Tower Cloud, Inc., and Shareholder Representative Services LLC, in its capacity as the Equityholders’ Representative.  The effective date of this First Amendment is August 11, 2016.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, the Merger Agreement was executed by the parties hereto on June 20, 2016;

WHEREAS, pursuant to Section 12.02(a) of the Merger Agreement, the Merger Agreement may be amended in a writing signed by Parent, Purchaser, the Company (or the Surviving Corporation following the Closing) and the Equityholders’ Representative; and

WHEREAS, pursuant to Section 2.07(f) of the Merger Agreement, the parties to the Merger Agreement agreed to implement a plan to permit the holders of Out-of-the-Money Company Stock Options to participate in any Per Share Adjustment Consideration, Per Share Escrow Release Amount, Per Share Equityholders’ Representative Fund Release Amount, and Per Share Earn-Out Payments to the extent the Out-of-the-Money Company Stock Options held by such Equityholders would have been In-the-Money Company Stock Options if such amounts and all prior Per Share Closing Cash Consideration, Per Share Adjustment Consideration, Per Share Escrow Release Amounts, Per Share Equityholders’ Representative Fund Release Amounts and Per Share Earn-Out Payments had been included in the Merger Consideration paid on the Closing Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Merger Agreement as follows:

1.	Section 1.01 of the Merger Agreement is hereby amended by adding the following defined term immediately following the definition of “Covered Tax”:

“Cumulative Merger Consideration Per Common Share” means, at any point in time, the cumulative amount of Common Merger Consideration previously paid in respect of each share of Company Common Stock issued and outstanding immediately prior to the Effective Time.

2.	The definition of “Fully Diluted Common Number” set forth in Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Fully Diluted Common Number” means, with respect to any payment of any portion of Common Merger Consideration to be paid hereunder:

(i) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is less than or equal to $0.09, the total number of shares of Company Stock (including Dissenting Shares, but excluding Disregarded Shares) outstanding immediately prior to the Effective Time (assuming all shares of Company Preferred Stock are converted into Company Common Stock as of such time);

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(ii) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is greater than $0.09 but less than or equal to $0.11, the sum of (A) the total number of shares of Company Stock (including Dissenting Shares, but excluding Disregarded Shares) outstanding immediately prior to the Effective Time (assuming all shares of Company Preferred Stock are converted into Company Common Stock as of such time) and (B) the total number of shares of Company Common Stock issuable upon the exercise in full of all Company Stock Options (whether or not vested) with an exercise price of $0.09 or less and outstanding immediately prior to the Effective Time;

(iii) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is greater than $0.11 but less than or equal to $0.13, the sum of (A) the total number of shares of Company Stock (including Dissenting Shares, but excluding Disregarded Shares) outstanding immediately prior to the Effective Time (assuming all shares of Company Preferred Stock are converted into Company Common Stock as of such time) and (B) the total number of shares of Company Common Stock issuable upon the exercise in full of all Company Stock Options (whether or not vested) with an exercise price of $0.11 or less and outstanding immediately prior to the Effective Time;

(iv) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is greater than $0.13 but less than or equal to $0.24, the sum of (A) the total number of shares of Company Stock (including Dissenting Shares, but excluding Disregarded Shares) outstanding immediately prior to the Effective Time (assuming all shares of Company Preferred Stock are converted into Company Common Stock as of such time) and (B) the total number of shares of Company Common Stock issuable upon the exercise in full of all Company Stock Options (whether or not vested) with an exercise price of $0.13 or less and outstanding immediately prior to the Effective Time;

(v) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is greater than $0.24 but less than or equal to $0.41, the sum of (A) the total number of shares of Company Stock (including Dissenting Shares, but excluding Disregarded Shares) outstanding immediately prior to the Effective Time (assuming all shares of Company Preferred Stock are converted into Company Common Stock as of such time) and (B) the total number of shares of Company Common Stock issuable upon the exercise in full of all Company Stock Options (whether or not vested) with an exercise price of $0.24 or less and outstanding immediately prior to the Effective Time; and

(vi) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is greater than $0.41, the sum of (A) the total number of shares of Company Stock (including Dissenting Shares, but excluding Disregarded Shares) outstanding immediately prior to the Effective Time (assuming all shares of Company Preferred Stock are converted into Company Common Stock as of such time) and (B) the total number of shares of Company Common Stock issuable upon the exercise in full of all Company Stock Options (whether or not vested) with an exercise price of $0.41 or less and outstanding immediately prior to the Effective Time.

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For illustrative purposes only, a sample application of the Fully Diluted Common Number definition to a series of hypothetical Common Merger Consideration payments is attached hereto as Schedule IA.

3.	The definition of “Pro Rata Share” set forth in Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Pro Rata Share” means, with respect to an Equityholder’s entitlement to receive any portion of the Common Merger Consideration to be paid hereunder,

(i) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is less than or equal to $0.09, a fraction (expressed as a percentage) (A) the numerator of which is the total number of shares of Company Common Stock held by such Equityholder (on an as-converted basis with respect to any shares of Company Preferred Stock held by such Equityholder) immediately prior to the Effective Time, and (B) the denominator of which is the Fully Diluted Common Number;

(ii) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is greater than $0.09 but less than or equal to $0.11, a fraction (expressed as a percentage) (A) the numerator of which is the sum of (1) the total number of shares of Company Common Stock held by such Equityholder (on an as-converted basis with respect to any shares of Company Preferred Stock held by such Equityholder) immediately prior to the Effective Time and (2) the total number of shares of Company Common Stock issuable upon the exercise in full of all Company Stock Options (whether or not vested) with an exercise price of $0.09 or less and held by such Equityholder immediately prior to the Effective Time, and (B) the denominator of which is the Fully Diluted Common Number;

(iii) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is greater than $0.11 but less than or equal to $0.13, a fraction (expressed as a percentage) (A) the numerator of which is the sum of (1) the total number of shares of Company Common Stock held by such Equityholder (on an as-converted basis with respect to any shares of Company Preferred Stock held by such Equityholder) immediately prior to the Effective Time and (2) the total number of shares of Company Common Stock issuable upon the exercise in full of all Company Stock Options (whether or not vested) with an exercise price of $0.11 or less and held by such Equityholder immediately prior to the Effective Time, and (B) the denominator of which is the Fully Diluted Common Number;

(iv) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is greater than $0.13 but less than or equal to $0.24, a fraction (expressed as a percentage) (A) the numerator of which is the sum of (1) total number of shares of Company Common Stock held by such Equityholder (on an as-converted basis with respect to any shares of Company Preferred Stock held by such Equityholder) immediately prior to the Effective Time and (2) the total number of shares of Company Common Stock issuable upon the exercise in full of all Company Stock Options (whether or not vested) with an exercise price of $0.13 or less and held by such Equityholder immediately prior to the Effective Time, and (B) the denominator of which is the Fully Diluted Common Number;

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(v) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is greater than $0.24 but less than or equal to $0.41, a fraction (expressed as a percentage) (A) the numerator of which is the sum of (1) the total number of shares of Company Common Stock held by such Equityholder (on an as-converted basis with respect to any shares of Company Preferred Stock held by such Equityholder) immediately prior to the Effective Time and (2) the total number of shares of Company Common Stock issuable upon the exercise in full of all Company Stock Options (whether or not vested) with an exercise price of $0.24 or less and held by such Equityholder immediately prior to the Effective Time, and (B) the denominator of which is the Fully Diluted Common Number; and

(vi) to the extent that such payment of Common Merger Consideration would result in a Cumulative Merger Consideration Per Common Share that is greater than $0.41, a fraction (expressed as a percentage) (A) the numerator of which is the sum of (1) the total number of shares of Company Common Stock held by such Equityholder (on an as-converted basis with respect to any shares of Company Preferred Stock held by such Equityholder) immediately prior to the Effective Time and (2) the total number of shares of Company Common Stock issuable upon the exercise in full of all Company Stock Options (whether or not vested) with an exercise price of $0.41 or less and held by such Equityholder immediately prior to the Effective Time, and (B) the denominator of which is the Fully Diluted Common Number;

provided that in all cases the aggregate Pro Rata Share of all Equityholders shall equal 100%.

In all other cases, including for purposes of Section 2.15(d), Section 10.02(a) and Section 10.09(b), the Pro Rata Share of any Equityholder shall equal a fraction, the numerator of which is the aggregate amount of Merger Consideration paid to such Equityholder and the denominator of which is the aggregate amount of Merger Consideration paid to all Equityholders; provided that in all cases the aggregate Pro Rata Share of all Equityholders shall equal 100%.

For illustrative purposes only, a sample application of the Pro Rata Share definition to a series of hypothetical Common Merger Consideration payments is attached hereto as Schedule IA.

4.	Section 2.07(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

As of the Effective Time, each Company Stock Option (whether or not vested) that is outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Purchaser, Merger Sub, the Company, any Option Holder or any other Person, be cancelled in exchange for the right to receive a portion of the Common Merger Consideration, without interest, equal to the Per Share Closing Cash Consideration, Per Share Adjustment Consideration, the Per Share Escrow Release Amount, the Per Share Earn-Out Payments and the Per Share Equityholders’ Representative Fund Release Amount, in each case only to the extent that the share of Company Common Stock underlying such Company Stock Option is required to be included in the Fully Diluted Common Number with respect to such payment, and in each case when, as and if payable pursuant to this Agreement.  For the avoidance of doubt, in no event will the (i) aggregate Per Share Adjustment Consideration exceed the Underpayment Amount, if any, (ii) aggregate Per Share Escrow Release Amount exceed the amount remaining in the Escrow Account after giving effect to Section 2.11(b)(i) and Section 2.11(b)(ii), if any, (iii) aggregate Per Share

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Earn-Out Payment exceed the amount of cash required to be paid to the Payments Administrator pursuant to Section 2.14(g) in respect of any Earn-Out Payment, if any, or (iv) aggregate Per Share Equityholders’ Representative Fund Release Amount exceed the Equityholders’ Representative Fund Balance, if any.

5.	Section 2.07(f) of the Merger Agreement is hereby deleted in its entirety.

6.	The definition of “Allocation Schedule” set forth in Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Allocation Schedule” means the Allocation Schedule attached hereto as Schedule I (as updated and revised in accordance with Section 2.09(a) and Section 2.11) setting forth the following information: (i) each Equityholder’s name, address and email address, (ii) the number of shares of each class and series of Company Stock held as of immediately prior to the Effective Time by each such Equityholder, (iii) the number of shares of each class and series of Company Stock subject to Company Warrants (and the strike price thereof) held as of immediately prior to the Effective Time by each such Equityholder, (iv) the number of shares of each class and series of Company Stock subject to Company Stock Options (and the exercise price thereof) held as of immediately prior to the Effective Time by each such Equityholder, (v) the Fully Diluted Common Number (or Fully Diluted Common Numbers, if applicable), (vi) each Equityholder’s Pro Rata Share (or Pro Rata Shares, if applicable), (vii) a calculation of the Per Share Series A Liquidation Preference, the Per Share Series B Liquidation Preference and the Per Share Closing Cash Consideration, (viii) a calculation of the aggregate Merger Consideration to be paid to each Equityholder in respect of each such Equityholder’s (A) Per Share Series A Liquidation Preference, (B) Per Share Series B Liquidation Preference, (C) Per Share Closing Cash Consideration, (D) Company Stock Options, and (E) Company Warrants, (ix) in the case of the updated Allocation Schedule delivered pursuant to Section 2.11(a), a calculation of the Merger Consideration to be paid to each Equityholder in respect of each such Equityholder’s Per Share Adjustment Consideration and Per Share Escrow Release Amount, including the Fully Diluted Common Number (or Fully Diluted Common Numbers, if applicable) in respect thereof, (x) in the case of any updated Allocation Schedule delivered pursuant to Section 2.15(c), a calculation of the aggregate Merger Consideration to be paid to each Equityholder in respect of each such Equityholder’s Per Share Equityholders’ Representative Fund Release Amount, including the Fully Diluted Common Number (or Fully Diluted Common Numbers, if applicable) in respect thereof, (xi) in the case of the updated Allocation Schedule delivered pursuant to Section 2.11(a), a calculation of the aggregate Merger Consideration to be paid to each Equityholder in respect of each such Equityholder’s Per Share Earn-Out Payment (for each Earn-Out Payment assuming such Earn-Out Payment becomes payable in full and the Purchaser does not elect to deliver shares of Parent Common Stock in lieu of any portion of such amount), including the Fully Diluted Common Number (or Fully Diluted Common Numbers, if applicable) in respect thereof, (xii) the wire instructions of the Payments Administrator for purposes of paying the Merger Consideration pursuant to this Agreement, and (xiii) the wire instructions of the Equityholders’ Representative for purposes of funding the Equityholders’ Representative Fund.

7.	The attached Schedule IA (which is for illustrative purposes only) is hereby inserted into the Merger Agreement as Schedule IA thereto.

8.	The Company represents and warrants to each of Parent, Purchaser and Merger Sub that:

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a.

the execution and delivery of, and the performance by the Company of its obligations under this First Amendment and the consummation of the transactions contemplated hereby, are within the Company’s corporate powers and have been duly and validly authorized and approved by all necessary corporate action on the part of the Company;

b.

this First Amendment has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity); and

c.

there are no votes, approvals, consents or other proceedings of the stockholders of any of the Acquired Companies or otherwise (other than those that have been obtained prior to the execution of this First Amendment) necessary in connection with the execution and delivery of, or the performance by the Company of its obligations under, this First Amendment or the consummation of the transactions contemplated hereby.

9.	Each of Parent, Purchaser and Merger Sub represent and warrant to the Company that:

a.

the execution and delivery of, and the performance by each of Parent, Purchaser and Merger Sub of their respective obligations under this First Amendment and the consummation by Parent, Purchaser and Merger Sub of the transactions contemplated hereby, are within the corporate or other similar organizational powers of Parent, Purchaser and Merger Sub, as applicable, and have been duly authorized by all necessary corporate or other similar organizational action on the part of Parent, Purchaser and Merger Sub;

b.

this First Amendment has been duly executed and delivered by each of Parent, Purchaser and Merger Sub and, assuming due authorization, execution and deliver by the other parties hereto, constitutes the valid and binding agreement of each of Parent, Purchaser and Merger Sub, as applicable, enforceable against Parent, Purchaser and Merger Sub, respectively, in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity); and

c.

there are no votes, approvals or consents of the holders of any of Parent’s, Purchaser’s or Merger Sub’s capital stock (other than any that have been obtained prior to the execution of this First Amendment) necessary in connection with the execution and delivery of, or the performance by Parent, Purchaser or Merger Sub of their respective obligations under, this First Amendment or the consummation by Parent, Purchaser or Merger Sub of the transactions contemplated hereby.

10.	The Equityholders’ Representative represents and warrants to each of the Company, Parent, Purchaser and Merger Sub that:

a.

the execution and delivery of this First Amendment by the Equityholders’ Representative, and the performance by the Equityholders’ Representative of its obligations hereunder, have been duly authorized by all necessary limited liability company action on the part of the Equityholders’ Representative;

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b.

this First Amendment has been duly executed and delivered by the Equityholders’ Representative and this First Amendment constitutes a legally valid and binding obligation of the Equityholders’ Representative, enforceable against the Equityholders’ Representative in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity and the laws of agency); and

c.

the execution and delivery of this First Amendment by the Equityholders’ Representative, and the performance by the Equityholders’ Representative of its obligations hereunder do not conflict with or result in a violation of the organizational documents of the Equityholders’ Representative.

11.

This First Amendment and all Actions arising out of or relating to this First Amendment shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.  The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this First Amendment or the transactions contemplated hereby shall be brought and resolved in accordance with Section 12.07 of the Merger Agreement.

12.

This First Amendment may be executed in two or more counterparts, each of which shall be deemed an instrument, but all of which together shall constitute one and the same instrument.  This First Amendment may be executed by facsimile or other electronic transmission, and such signatures shall have the same force and effect as originals.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Merger Agreement.

13.

Each reference in the Merger Agreement (or in any and all instruments or documents provided for in the Merger Agreement or delivered or to be delivered thereunder or in connection therewith) to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall, except where the context otherwise requires, be deemed a reference to the Merger Agreement as amended hereby.  No reference to this First Amendment need be made in any instrument or document at any time referring to the Merger Agreement, and a reference to the Merger Agreement in any of such instruments or documents will be deemed to be a reference to the Merger Agreement as amended hereby.  Except as expressly provided in this First Amendment, all provisions of the Merger Agreement remain in full force and effect and are not modified by this First Amendment, and the parties hereto hereby ratify and confirm each and every provision thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMMUNICATIONS SALES & LEASING, INC.
By:	/s/ Daniel Heard
	Name:	Daniel Heard
	Title:	EVP, General Counsel and Secretary

CSL FIBER HOLDINGS LLC
By:	/s/ Daniel Heard
	Name:	Daniel Heard
	Title:	EVP, General Counsel and Secretary

TOWER CLOUD, INC.
By:	/s/ Ronald Mudry
	Name:	Ronald Mudry
	Title:	CEO

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Equityholders’ Representative
By:	/s/ Sam Riffe
	Name:	Sam Riffe
	Title:	Executive Director

[Signature Page to First Amendment to Merger Agreement]